Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY “[***]”) HAVE BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) AND CONTAINS PERSONAL INFORMATION.

INDEMNIFICATION AGREEMENT

THE AGREEMENT is made with effect on the ___ day of _____________.

BETWEEN:

DEFINIUM THERAPEUTICS, INC., a company incorporated under the Business Corporations Act (British Columbia) (hereinafter referred to as “Definium”)

AND:

_____________, of the City of _____________, in the State of ____________ (hereinafter referred to as the “Indemnified Party”)

WHEREAS:

A. The Indemnified Party is a director or officer of Definium; and

B. Definium desires to indemnify the Indemnified Party as contemplated herein.

NOW THEREFORE, IN CONSIDERATION OF the premises and mutual covenants herein contained, and in consideration of the Indemnified Party service or continued service as a director or officer of Definium or a Definium Subsidiary, the receipt and sufficiency of which consideration are hereby acknowledged, Definium and the Indemnified Party do hereby covenant and agree as follows.

1.
DEFINITIONS
1.1
In this Agreement:

(a)
being a “director” or “officer” of a Definium Subsidiary includes holding an equivalent position to a director or officer in a Definium Subsidiary that is not a corporation;
(b)
“Business Corporations Act” means the Business Corporations Act (British Columbia) and its regulations, as amended or replaced from time to time;
(c)
“Business Day” means a day excluding Saturday, Sunday and any other day on which the principal commercial banks are open for business during normal banking hours in Vancouver, British Columbia;
(d)
“costs, charges and expenses” include, but are not limited to, legal and other fees, including solicitor-client fees on a full indemnity basis, but do not include judgments, penalties, fines or amounts paid in settlement of a proceeding;
(e)
“Court” means the Supreme Court of British Columbia;

(f)
“Indemnitee” or “Indemnitees” means any or all of the Indemnified Party and his or her heirs and personal or other legal representatives;
(g)
“Definium Subsidiary” means any corporation, partnership, trust, joint venture or other unincorporated entity or enterprise (i) which is controlled, directly or indirectly, by Definium by reason of Definium having the direct or indirect power to direct or cause the direction of its management and policies, whether through ownership of voting securities or otherwise, or (ii) in which the Indemnified Party is a director or officer at the written request of Definium;
(h)
“Postal Interruption” means a cessation of normal public postal service in Canada or in any part of Canada affecting Definium or the Indemnitees that is or may reasonably be expected to be of more than forty-eight (48) hours duration; and
(i)
“proceeding” includes any legal proceeding (including a civil, criminal, quasi-criminal, administrative or regulatory action or proceeding) or investigative action, whether current, threatened, pending or completed, and includes specifically any such proceeding or action brought by or on behalf of Definium or any Definium Subsidiary.
2.
AGREEMENT TO SERVE
2.1
The Indemnified Party agrees to serve or continue to serve as a director or officer of Definium. If requested by Definium in writing, and provided it is agreeable to the Indemnified Party, the Indemnified Party also agrees to become and serve as an officer of Definium or a director or officer of any Definium Subsidiary designated by Definium. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any enterprise) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries or any enterprise) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its subsidiaries or any enterprise), any existing formal severance policies adopted by the Company’s board of directors or, with respect to service as a director or officer of the Company, the Company’s articles or the Business Corporations Act (British Columbia).
3.
iNDEMNIFICATION
3.1
Except as otherwise provided herein, Definium agrees to indemnify and save harmless the Indemnitees to the fullest extent authorized by law, including but not limited to that permitted under the Business Corporations Act, from and against all judgments, penalties and fines awarded or imposed in, and all amounts paid in settlement of, any proceeding in which any of the Indemnitees:
(a)
are or may be joined as a party, or
(b)
are or may be liable for or in respect of a judgment, penalty or fine in, or costs, charges and expenses related to, such proceeding,
1.
by reason of the Indemnified Party being or having been a director or officer of Definium or a Definium Subsidiary, and all other costs, charges and expenses, actually and reasonably incurred by the Indemnitees in respect of a proceeding identified in this Section 3.1, provided that:

(c)
in relation to the subject matter of the proceeding, the Indemnified Party acted honestly and in good faith with a view to the best interests of Definium or the Definium Subsidiary, as applicable; and
(d)
in the case of a proceeding other than a civil proceeding, the Indemnified Party had reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful.
3.2
To the extent permitted by law, at the request of the Indemnitees, Definium will promptly pay all costs, charges and expenses actually and reasonably incurred by the Indemnitees in respect of a proceeding identified in Section 3.1 as they are incurred in advance of the final disposition of that proceeding, on receipt of the following:
(a)
a written undertaking by or on behalf of the Indemnitees to repay such amount(s) if it is ultimately determined by the Court or other court or tribunal of competent jurisdiction that the Indemnitees are not entitled to be indemnified in respect of that proceeding by Definium under this Agreement; and
(b)
satisfactory evidence as to the amount of such costs, charges and expenses.
3.3
The written certification of an Indemnitee, together with a copy of a receipt or a statement indicating the amount paid, or to be paid, by that Indemnitee, will constitute satisfactory evidence of any costs, charges and expenses for the purposes of Section 3.2.
3.4
Without limiting the generality of Section 3.1, Definium agrees, to the extent permitted by law, that the indemnities provided herein will include all costs, charges, expenses, judgments, settlement amounts, fees, fines, penalties, losses, damages or liabilities arising by operation of statute, rule, regulation or ordinance or otherwise at law and incurred by or imposed upon the Indemnitees in relation to the affairs of Definium or any Definium Subsidiary by reason of the Indemnified Party being or having been a director or officer thereof, including but not limited to, any statutory obligations or liabilities that may arise to creditors, employees, suppliers, contractors, subcontractors, or any government or agency or division of any government, whether federal, provincial, state, regional or municipal.
3.5
Notwithstanding any other provision herein to the contrary, Definium will not be obligated under this Agreement to indemnify the Indemnitees:
(a)
in respect of matters with respect to which the Indemnitees must not be indemnified under this Agreement or the Business Corporations Act, or in respect of liability that the Indemnified Party may not be relieved from under the Business Corporations Act or otherwise at law, unless in any of those cases the Court has made an order authorizing the indemnification;
(b)
with respect to any proceeding initiated or brought voluntarily by the Indemnified Party or in which he or she is joined as a plaintiff without the written agreement of Definium, except for any proceeding brought to establish or enforce a right to indemnification under this Agreement or any statute, regulation, rule or law;
(c)
for any costs, charges, expenses, fees, losses, damages or liabilities which have been paid to, or on behalf of, the Indemnitees under any applicable policy of insurance or any other arrangements maintained or made available by Definium or any Definium Subsidiary for the benefit of its respective directors or officers and, for greater certainty, the indemnity provided hereunder will only apply with respect to any costs, charges, expenses, fees, losses, damages or liabilities which the Indemnitees may suffer or incur which would not otherwise be paid or satisfied under such insurance or other arrangements maintained or made available by Definium or such Definium Subsidiary;
(d)
in connection with any proceeding for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(e)
in connection with any proceeding for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(f)
in connection with any proceeding for any reimbursement of Definium by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of Definium, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of Definium pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to Definium of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements), or
(g)
in connection with any proceeding initiated by Indemnitee, including any proceeding (or any part of any proceeding) initiated by Indemnitee against Definium or its directors, officers, employees, agents or other indemnitees, unless (i) Definium’s board of directors authorized the proceeding (or the relevant part of the proceeding) prior to its initiation or (ii) Definium provides the indemnification, in its sole discretion, pursuant to the powers vested in Definium under applicable law.
3.6
If the Indemnitee is determined to be entitled under any provisions of this Agreement to indemnification by Definium for some or a portion of the costs, charges and expenses or the judgments, penalties and fines awarded or imposed in, or paid in settlement in respect of any proceeding but not for the total amount thereof, Definium shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is determined by a court of competent jurisdiction to be so entitled to indemnification.
4.
DENIAL OF INDEMNIFICATION
4.1
If a claim for indemnification under this Agreement is not paid in full by Definium:
(a)
in the case of a claim under Section 3.2, within thirty (30) days,
(b)
in any other case, within sixty (60) days

after a written claim in compliance with all requirements under this Agreement therefor has been received by Definium and any applicable approval of the Court has been obtained where required, whichever is later, the Indemnitees may any time thereafter bring suit against Definium to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitees will also be entitled to be paid all expenses of prosecuting such claim. It will be a defence to any such action that the Indemnified Party has not met the standards of conduct which make it permissible under

Section 3.1 of this Agreement or applicable law for Definium to indemnify the Indemnitees for the amount claimed, but the burden of proving such defence will be on Definium. Notwithstanding the foregoing, no suit shall be brought under the provisions of this Section 4.1 until after the expiration of sixty (60) days from the date when Definium first receives notice of the proceeding in respect of which the claim for indemnification is made.

5.
Conduct of Defence
5.1
Promptly after receiving notice from any of the Indemnitees of any proceeding identified in Section 3.1, Definium may, and upon the written request of the Indemnitees will, promptly assume conduct of the defence thereof and, at Definium’s expense, retain counsel on behalf of the Indemnitees who is reasonably satisfactory to the Indemnitees, to represent the Indemnitees in respect of the proceeding. If Definium assumes conduct of the defence on behalf of the Indemnitees, the Indemnified Party hereby consents to the conduct thereof and to any action taken by Definium, in good faith, in connection therewith, and the Indemnified Party will fully cooperate, and the obligations of Definium under this Agreement with respect to the proceeding are conditional on the other Indemnitees providing the same consent as the Indemnified Party and fully cooperating, in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to Definium all information reasonably required to defend or prosecute the proceeding.
5.2
In connection with any proceeding in respect of which the Indemnitees may be entitled to be indemnified hereunder, the Indemnitees will have the right to employ separate counsel of their choosing and to participate in the defence thereof but the fees and disbursements of such counsel will be at the expense of the Indemnitees unless:
(a)
the Indemnitees reasonably determine that there are legal defences available to the Indemnitees that are different from or in addition to those available to Definium or any Definium Subsidiary, as the case may be, or that a conflict of interest exists which makes representation by counsel chosen by Definium not advisable;
(b)
Definium has not assumed the defence of the proceeding and employed counsel therefor reasonably satisfactory to the Indemnitees within a reasonable period of time after receiving notice thereof; or
(c)
employment of such other counsel has been authorized in writing by Definium;

in which event the reasonable fees and disbursements of such counsel will be paid by Definium, subject to the terms hereof.

5.3
No admission of liability and no settlement of any proceeding by Definium in a manner adverse to the Indemnitees will be made without the consent of the Indemnitees, such consent not to be unreasonably withheld. No admission of liability will be made by the Indemnitees without the consent of Definium and Definium will not be liable for any settlement of any proceeding made without its consent, such consent not to be unreasonably withheld.
6.
SUBROGATION
6.1
In the event of any payment under a Definium policy of insurance, the Indemnitee agrees that the insurer making such payment shall be subrogated to all of the Indemnitee’s rights of recovery and the Indemnitee shall execute all papers required and shall do everything necessary to secure and preserve such rights of recovery, including the execution of such documents necessary to enable the subrogated insurer effectively to bring suit in the name of the Indemnitee.
7.
COURT APPROVAL
7.1
In the event of any claim for indemnification hereunder where Court approval is required before payment of an indemnity or the advancement of funds may be made by Definium, Definium will, if determined by its Board of Directors, promptly and with reasonable efforts apply to the Court for an order approving the payment of an indemnity, or the advancement of funds to, the Indemnitees. If the Board of Directors determines not to authorize the application for Court approval in any such case, or if Definium fails to pursue any such application promptly and with reasonable efforts, the Indemnitees shall be entitled to apply for such Court approval.
8.
TAXES PAYABLE
8.1
Definium agrees to reimburse the Indemnitees for all taxes payable by the Indemnitees under the taxing laws of any jurisdiction, should the reimbursement of costs, charges and expenses under this Agreement, including this Section 8.1, constitute a taxable benefit to the Indemnitees.
9.
NO PRESUMPTIONS AS TO ABSENCE OF GOOD FAITH
9.1
Termination of any proceedings by judgment, order, settlement or conviction, or upon a plea of “nolo contendere” or its equivalent, will not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party did not act honestly and in good faith with a view to the best interests of Definium or a Definium Subsidiary, as the case may be, or, in the case of a proceeding (other than a civil proceeding) that is enforced by monetary penalty, that he or she did not have reasonable grounds for believing that his or her conduct was lawful (unless the judgment or order of a court or other tribunal of competent jurisdiction in the matter specifically finds otherwise.) Neither the failure of Definium (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination that indemnification of the Indemnitees is proper in the circumstances because the Indemnified Party has met the applicable standard of conduct, nor an actual determination by Definium (including its Board of Directors, independent legal counsel or its shareholders) that the Indemnified Party has not met such applicable standard of conduct, will be a defence to any action brought by the Indemnitees against Definium to recover the amount of any indemnification claim, nor create a presumption that the Indemnified Party has not met the applicable standard of conduct.
10.
RESIGNATION
10.1
Nothing in this Agreement will prevent or restrict the Indemnified Party from, at any time, changing his or her title or position within Definium or any Definium Subsidiary or from resigning as a director or officer of Definium or any Definium Subsidiary.
11.
DEATH OF INDEMNIFIED PARTY
11.1
For greater certainty, if the Indemnified Party is deceased and is or becomes entitled to indemnification under any of the provisions of this Agreement, Definium agrees to indemnify and hold harmless the Indemnified Party’s estate and his or her heirs and personal or other legal representatives to the same extent as it would indemnify the Indemnified Party, if alive, hereunder, and such estate, heirs and personal or other representatives will be bound by the same covenants and obligations as the Indemnified Party is bound hereunder.

12.
OTHER RIGHTS AND REMEDIES
12.1
The indemnification provided for in this Agreement will not derogate from, exclude or reduce any other rights or remedies, in law or in equity, to which the Indemnitees may be entitled by operation of law or under any statute, rule, regulation or ordinance or by virtue of any available insurance coverage, including, but not limited to the following:
(a)
the Business Corporations Act;
(b)
the articles of Definium or the constating documents of a Definium Subsidiary; or
(c)
any vote of the shareholders of Definium,

both as to matters arising out of the capacity of the Indemnified Party as a director or officer of Definium or a Definium Subsidiary or as to matters arising out of another capacity of the Indemnified Party with Definium or any Definium Subsidiary, while being a director or officer of Definium or any Definium Subsidiary, or as to matters arising by reason of his or her being or having been at the request of Definium, a director, officer or employee of any other legal entity of which Definium is or was an equity owner or creditor.

13.
NOTICE OF PROCEEDING
13.1
The Indemnified Party agrees that the Indemnitees shall use their reasonable efforts to give written notice to Definium within five (5) days of being served with any statement of claim, writ, notice of motion, information, indictment or other document commencing or continuing any proceedings against any of the Indemnitees as a party, provided that, the failure by the Indemnified Party to so notify Definium shall not relieve Definium from any liability under this Agreement except to the extent that such failure prejudices Definium.
14.
INDEMNITEES TO CO-OPERATE
14.1
The Indemnified Party agrees to provide, and the obligations of Definium under this Agreement are conditional on the Indemnitees providing Definium and its insurers with such information and co-operation as Definium may reasonably require from time to time in respect of all matters hereunder.
14.2
Definium agrees to provide such information and co-operation to the Indemnitees as the Indemnitees may reasonably require from time to time in respect of all matters hereunder, provided that the Indemnitees shall maintain all such information in strictest confidence except to the extent necessary for the Indemnitees’ defence. Nothing contained herein shall limit the right of Definium to refrain from disclosure of any such information to the Indemnitees in order to protect legal privilege (solicitor/client, litigation or otherwise).
15.
EFFECT OF AGREEMENT
15.1
This Agreement has effect from the date as set forth on the first page hereof with respect to any proceedings threatened or made against the Indemnitees after the date hereof.
16.
Insolvency
16.1
It is the intention of the parties hereto that this Agreement and the obligations of Definium will not be affected, discharged, impaired, mitigated or released by reason of any bankruptcy, insolvency, receivership or other similar proceeding of creditors of Definium and that in such event any amount owing to the Indemnitees hereunder will be treated in the same manner as the other fees or expenses of the directors and officers of Definium.
17.
TERMINATION
17.1
The obligations of Definium will not terminate or be released upon the Indemnified Party ceasing to be a director or officer of Definium or any Definium Subsidiary at any time or times and will survive and remain in full force and effect unless, in being a director or officer of a Definium Subsidiary, the Indemnified Party is no longer doing so at the request or on behalf of Definium.
18.
NOTICE
18.1
Any notice or other communication required or permitted to be given hereunder will be in writing and will be sufficiently given if delivered (either hand delivered or sent by registered mail, all charges prepaid) or if transmitted by email,
(a)
in the case of notice to Definium at:

Suite 1700, The Guinness Tower

1055 West Hastings Street

Vancouver, BC V6E 2E9

Attention: [***]
Phone: [***]

Email: [***]; [***]

(b)
in the case of notice to the Indemnified Party, to:

[Indemnified Party Name]

Address:

Phone:

Email:

18.2
Any notice or other communication will be deemed to be given and received: (a) in the case of registered mail, on the fourth (4th) Business Day following the day of mailing, provided there is no Postal Interruption at the time of mailing or at any time during the five days either preceding or following the day of mailing in which case any such notice or communication will be deemed to be received only upon actual receipt thereof; and (b) in the case of hand delivery or transmission by email, on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt and if the notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the notice shall be deemed to have been given and received on the next Business Day.
18.3
Any party hereto may, from time to time, modify or change its address by providing written notice to the other party, and thereafter the address as modified or changed will be deemed to be the address of the person specified above.

19.
sevERABILITY
19.1
If any portion of a provision or provisions of this Agreement is held to be invalid, illegal or unenforceable, in whole or in part, for any reason whatsoever:
(a)
the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not of themselves in the whole invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and
(b)
to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Sections of this Agreement containing any such provisions held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.
20.
PROPER LAW AND ATTORNMENT
20.1
This Agreement and all matters arising herein or therefrom, including the capacity, form, essentials and performance of this Agreement, will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.
20.2
Each of the parties, by the execution and delivery of this Agreement, irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Agreement, attorns, submits to and accepts, for itself and in respect of its assets, the jurisdiction of the courts of the Province of British Columbia.
21.
MODIFICATIONS and waivers
21.1
No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both of the parties hereto. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against Definium or by the winding-up or dissolution of Definium or any Definium Subsidiary.
21.2
This Agreement and the obligations of Definium hereunder will not be affected, discharged, impaired, mitigated or released by reason of any waiver, extension of time or indulgence by the Indemnitees of any breach or default in performance by Definium of any terms, covenants, conditions of this Agreement, nor will any waiver, indulgence or extension of time constitute a waiver of:
(a)
any other provisions hereof (whether or not similar), or
(b)
any subsequent or continuing breach or non-performance,
2.
nor will the failure by the Indemnitees to assert any of their rights or remedies hereunder in a timely fashion be construed as a waiver or acquiescence and will not affect the Indemnitees’ right to assert any such right thereafter.

22.
Multiple PRoceedings
22.1
No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.
23.
ENTIRE AGREEMENT
23.1
This Agreement will supersede and replace any and all prior or contemporaneous agreements between the parties (except any written agreement of employment between Definium and/or a Definium Subsidiary and the Indemnified Party, which agreement of employment, if in existence, will remain in full and effect except to the extent augmented or amended herein) and discussions between the parties hereto respecting the matters set forth herein, and will constitute the entire agreement between the parties hereto with respect to the matters set forth herein.
24.
SUCCESSORS AND ASSIGNS
24.1
This Agreement and the benefits and obligations of all covenants herein contained will be binding upon and enure to the benefit of Definium, its successors and assigns, and the Indemnified Party, his or her heirs and personal or other legal representatives.
25.
FURTHER ASSURANCES
25.1
Each of the parties hereto will at all times and from time to time hereafter and upon every reasonable written request so to do, make, do, execute, deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be reasonably required for more effectually implementing and carrying out the provisions and the intent of this Agreement.
26.
INDEPENDENT LEGAL ADVICE
26.1
The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnified Party has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.
27.
INTERPRETATION
27.1
Headings will not be used in any way in construing or interpreting any provision hereof.
27.2
Whenever the singular or masculine or neuter is used in this Agreement, the same will be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.
27.3
Words such as herein, therefrom, and hereinafter reference and refer to the whole Agreement, and are not restricted to the Section or paragraph in which they appear.

[Signature page follows]

IN WITNESS WHEREBY the parties hereto have executed this Agreement as of the date first above written.

DEFINIUM THERAPEUTICS, INC.
By:
Name: Robert Barrow
Title: Chief Executive Officer

[Indemnified Party Name]